Exhibit 99.1

Natural Resource Partners L.P.

1415 Louisiana St., Suite 3325, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Reports Third Quarter 2024 Results and Declares Third Quarter 2024 Distribution of $0.75 per Common Unit

HOUSTON, November 5, 2024 - Natural Resource Partners L.P. (NYSE:NRP) today reported third quarter 2024 results as follows:

	For the Three Months Ended	Last Twelve Months Ended
(In thousands) (Unaudited)	September 30, 2024
Net income	$38,595	$205,852
Operating cash flow	54,145	260,059
Free cash flow (1)	54,818	262,671

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Highlights:

• Generated $54.8 million of free cash flow in the third quarter of 2024

• Redeemed $31.7 million of preferred units at par with cash; Zero of original $250 million preferred units remain outstanding

• Executed five-year $200 million credit facility in October, maturing 2029

• Paid second quarter 2024 common unit distribution of $0.75 per unit

• Declares third quarter 2024 common unit distribution of $0.75 per unit

"NRP generated $55 million of free cash flow in the third quarter of 2024 and $263 million of free cash flow over the last twelve months," said Craig Nunez, NRP's president and chief operating officer. "While pricing for coal and soda ash remain weak, we continue to make progress toward our goal of paying off all financial obligations. In the third quarter we paid off all outstanding preferreds, leaving just under $200 million of debt remaining to reach our goal.”

Mr. Nunez continued, “While we believe relatively weak coal and soda ash prices will persist for at least the next year, we expect the partnership to continue generating sufficient cash to achieve our deleveraging goals. We remain steadfast in our belief this is the best strategy to maximize the intrinsic value of the partnership and we look forward to the day common unitholders will have no competing stakeholder claims on free cash flow generated by the partnership.”

NRP announced today that the board of directors of its general partner declared a third quarter 2024 cash distribution of $0.75 per common unit to be paid on November 26, 2024, to unitholders of record on November 19, 2024. The board of directors considers numerous factors each quarter in determining cash distributions including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability, and the level of cash reserves that the board determines is necessary for future operating and capital needs.

Segment Performance

Mineral Rights

Mineral Rights net income for the third quarter of 2024 decreased $20.4 million as compared to the prior year period. Mineral Rights operating cash flow and free cash flow each decreased $7.3 million as compared to the prior year period. These decreases were primarily due to lower metallurgical coal sales prices as well as lower thermal coal sales prices and volumes as compared to the prior year period. Approximately 75% of coal royalty revenues and approximately 55% of coal royalty sales volumes were derived from metallurgical coal in the third quarter of 2024.

Metallurgical coal prices continued to decline in the third quarter of 2024 primarily driven by muted steel demand resulting from sluggish construction activity in China and Europe as well as weak manufacturing demand globally. NRP expects pricing to remain relatively soft for both metallurgical and thermal coal as muted global steel demand impacts metallurgical coal and mild weather, low natural gas prices, and high inventory levels impact thermal coal. However, continued price support above historical norms is expected due to limited access to capital for operators, qualified labor shortages, and input cost inflation.

NRP continues to explore carbon neutral revenue opportunities across its ownership footprint. While the timing and likelihood of additional cash flows from these activities is uncertain, NRP believes its large ownership throughout the United States provides additional opportunities to create value in this regard with minimal capital investment by NRP. NRP's carbon neutral revenue opportunities include the sequestration of carbon dioxide underground and in standing forests, lithium production, and the generation of electricity using geothermal, solar, and wind energy.

Soda Ash

Soda Ash net income in the third quarter of 2024 decreased $4.3 million as compared to the prior year period primarily due to significantly lower sales prices driven by increased global production capacity, primarily from China, and weaker demand for flat glass due to a slowdown in global construction activity and weakness in demand for automobiles. Operating cash flow and free cash flow in the third quarter of 2024 decreased $16.7 million as compared to the prior year period due to a lower cash distribution received from Sisecam Wyoming in the third quarter of 2024.

NRP believes it will take several years for the world to absorb the additional soda ash supply recently introduced into the market and allow prices to rise back to historically normal equilibrium levels. The timing of this absorption will be highly dependent on China, which currently produces and consumes roughly 50% of global soda ash.

Corporate and Financing

Corporate and Financing net income decreased $0.6 million in the third quarter of 2024 as compared to the prior year period. Operating cash flow and free cash flow each decreased $0.8 million in the third quarter of 2024 as compared to the prior year period. These decreases were primarily due to higher interest expense and cash paid for interest as a result of increased borrowings on the credit facility in 2024 used to permanently retire the preferred units and warrants.

NRP redeemed the remainder of the outstanding $31.7 million of preferred units during the third quarter of 2024. NRP has now retired all $250 million of its originally issued preferred units.

In October 2024, NRP amended its $200 million credit facility and extended its maturity two years, now due October 2029. This amendment and extension provide greater flexibility and security for the partnership in the coming years.

Regarding distributions, in August 2024, NRP declared and paid a second quarter 2024 cash distribution of $0.75 per common unit and a $0.95 million cash distribution on its preferred units. Today, NRP declared a third quarter 2024 cash distribution of $0.75 per common unit.

NRP's available liquidity was $76.2 million at September 30, 2024, consisting of $30.9 million of cash and $45.3 million of borrowing capacity available under its revolving credit facility.

NRP's consolidated leverage ratio was 0.8x at September 30, 2024.

Conference Call

A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://registrations.events/direct/Q4I154484. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full conference call we suggest registering at minimum 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

Concurrent with this announcement, we are providing qualified notice to brokers and nominees that hold NRP units on behalf of non-U.S. investors under Treasury Regulation Section 1.1446-4(b) and (d) and Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Brokers and nominees should treat one hundred percent (100%) of NRP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. In addition, brokers and nominees should treat one hundred percent (100%) of the distribution as being in excess of cumulative net income for purposes of determining the amount to withhold. Accordingly, NRP's distributions to non-U.S. investors are subject to federal income tax withholding at a rate equal to the sum of the highest applicable rate plus ten percent (10%).

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures and cash flow used in acquisition costs classified as investing or financing activities. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Leverage ratio" represents the outstanding principal of NRP's debt at the end of the period divided by the last twelve months' Adjusted EBITDA as defined above. NRP believes that leverage ratio is a useful measure to management and investors to evaluate and monitor the indebtedness of NRP relative to its ability to generate income to service such debt and in understanding trends in NRP’s overall financial condition. Leverage ratio may not be calculated the same for NRP as for other companies and is not a substitute for, and should not be used in conjunction with, GAAP financial ratios.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per unit data)	2024	2023	2024	2024	2023
Revenues and other income
Royalty and other mineral rights	$50,405	$68,533	$54,591	$172,368	$205,811
Transportation and processing services	1,812	4,579	2,661	7,900	11,447
Equity in earnings of Sisecam Wyoming	8,109	12,401	3,645	17,204	58,633
Gain on asset sales and disposals	1	854	4,643	4,809	955
Total revenues and other income	$60,327	$86,367	$65,540	$202,281	$276,846

Operating expenses
Operating and maintenance expenses	$6,786	$8,358	$5,872	$18,391	$23,451
Depreciation, depletion and amortization	4,730	4,594	3,324	12,708	12,469
General and administrative expenses	5,935	5,669	5,931	18,193	17,157
Asset impairments	87	63	—	87	132
Total operating expenses	$17,538	$18,684	$15,127	$49,379	$53,209

Income from operations	$42,789	$67,683	$50,413	$152,902	$223,637

Interest expense, net	$(4,194)	$(3,837)	$(4,349)	$(12,030)	$(10,182)

Net income	$38,595	$63,846	$46,064	$140,872	$213,455
Less: income attributable to preferred unitholders	(655)	(2,936)	(1,443)	(4,248)	(14,568)
Less: redemption of preferred units	(10,819)	(17,083)	(13,666)	(24,485)	(60,929)
Net income attributable to common unitholders and the general partner	$27,121	$43,827	$30,955	$112,139	$137,958

Net income attributable to common unitholders	$26,578	$42,951	$30,336	$109,896	$135,199
Net income attributable to the general partner	543	876	619	2,243	2,759

Net income per common unit
Basic	$2.04	$3.40	$2.33	$8.47	$10.72
Diluted	2.00	2.91	2.29	8.21	8.88

Net income	$38,595	$63,846	$46,064	$140,872	$213,455
Comprehensive income (loss) from unconsolidated investment and other	82	2,200	1,239	2,166	(16,472)
Comprehensive income	$38,677	$66,046	$47,303	$143,038	$196,983

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands)	2024	2023	2024	2024	2023
Cash flows from operating activities
Net income	$38,595	$63,846	$46,064	$140,872	$213,455
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	4,730	4,594	3,324	12,708	12,469
Distributions from unconsolidated investment	6,320	23,010	7,584	28,114	66,140
Equity earnings from unconsolidated investment	(8,109)	(12,401)	(3,645)	(17,204)	(58,633)
Gain on asset sales and disposals	(1)	(854)	(4,643)	(4,809)	(955)
Asset impairments	87	63	—	87	132
Bad debt expense	1,058	1,621	293	538	813
Unit-based compensation expense	3,002	2,766	2,912	8,878	7,903
Amortization of debt issuance costs and other	(1,655)	477	(199)	(2,603)	1,043
Change in operating assets and liabilities:
Accounts receivable	(6,640)	(2,610)	2,918	5,711	4,090
Accounts payable	49	(381)	(580)	98	(850)
Accrued liabilities	392	498	1,916	(5,917)	(6,288)
Accrued interest	457	599	(677)	192	235
Deferred revenue	14,854	(2,163)	899	16,781	(4,963)
Other items, net	1,006	(123)	463	(1,173)	(1,399)
Net cash provided by operating activities	$54,145	$78,942	$56,629	$182,273	$233,192

Cash flows from investing activities
Proceeds from asset sales and disposals	$1	$855	$4,643	$4,809	$961
Return of long-term contract receivable	673	622	659	1,979	1,830
Capital expenditures	—	—	—	—	(10)
Net cash provided by investing activities	$674	$1,477	$5,302	$6,788	$2,781

Cash flows from financing activities
Debt borrowings	$23,000	$50,000	$40,493	$152,850	$215,034
Debt repayments	(36,000)	(25,000)	(19,000)	(110,696)	(176,061)
Distributions to common unitholders and the general partner	(9,986)	(9,669)	(9,987)	(62,159)	(60,238)
Distributions to preferred unitholders	(1,605)	(4,437)	(2,643)	(6,398)	(19,919)
Redemption of preferred units	(31,666)	(50,001)	(40,000)	(71,666)	(178,334)
Warrant settlements	—	(33,608)	(10,000)	(65,689)	(33,608)
Other items, net	(2)	(23)	556	(6,392)	(3,527)
Net cash used in financing activities	$(56,259)	$(72,738)	$(40,581)	$(170,150)	$(256,653)

Net increase (decrease) in cash and cash equivalents	$(1,440)	$7,681	$21,350	$18,911	$(20,680)
Cash and cash equivalents at beginning of period	32,340	10,730	10,990	11,989	39,091
Cash and cash equivalents at end of period	$30,900	$18,411	$32,340	$30,900	$18,411

Supplemental cash flow information:
Cash paid for interest	$3,800	$3,050	$4,823	$11,466	$9,484

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	September 30,	December 31,
	2024	2023
(In thousands, except unit data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$30,900	$11,989
Accounts receivable, net	36,886	41,086
Other current assets, net	1,483	2,218
Total current assets	$69,269	$55,293
Land	24,008	24,008
Mineral rights, net	382,274	394,483
Intangible assets, net	13,109	13,682
Equity in unconsolidated investment	267,806	276,549
Long-term contract receivable, net	24,212	26,321
Other long-term assets, net	9,187	7,540
Total assets	$789,865	$797,876
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$984	$885
Accrued liabilities	7,912	12,987
Accrued interest	775	584
Current portion of deferred revenue	5,823	4,599
Current portion of long-term debt, net	14,226	30,785
Total current liabilities	$29,720	$49,840
Deferred revenue	53,912	38,356
Long-term debt, net	183,137	124,273
Other non-current liabilities	5,903	7,172
Total liabilities	$272,672	$219,641
Commitments and contingencies
Class A Convertible Preferred Units (71,666 issued and outstanding at December 31, 2023 at $1,000 par value per unit)	$—	$47,181
Partners’ capital
Common unitholders’ interest (13,049,123 and 12,634,642 units issued and outstanding at September 30, 2024 and December 31, 2023, respectively)	$509,258	$503,076
General partner’s interest	8,891	8,005
Warrant holders’ interest	—	23,095
Accumulated other comprehensive loss	(956)	(3,122)
Total partners’ capital	$517,193	$531,054
Total liabilities and partners' capital	$789,865	$797,876

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

					Accumulated
					Other	Total
	Common Unitholders		General	Warrant	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Holders	Loss	Capital
Balance at December 31, 2023	12,635	$503,076	$8,005	$23,095	$(3,122)	$531,054
Net income (1)	—	55,089	1,124	—	—	56,213
Distributions to common unitholders and the general partner	—	(41,342)	(844)	—	—	(42,186)
Distributions to preferred unitholders	—	(2,107)	(43)	—	—	(2,150)
Issuance of unit-based awards	126	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(3,971)	—	—	—	(3,971)
Capital contribution	—	—	227	—	—	227
Warrant settlements	199	(36,650)	(748)	(18,291)	—	(55,689)
Comprehensive income from unconsolidated investment and other	—	—	—	—	845	845
Balance at March 31, 2024	12,960	$474,095	$7,721	$4,804	$(2,277)	$484,343
Net income (2)	—	45,142	922	—	—	46,064
Redemption of preferred units	—	(13,393)	(273)	—	—	(13,666)
Distributions to common unitholders and the general partner	—	(9,787)	(200)	—	—	(9,987)
Distributions to preferred unitholders	—	(2,590)	(53)	—	—	(2,643)
Unit-based awards amortization and vesting	—	2,502	—	—	—	2,502
Capital contribution	—	—	555	—	—	555
Warrant settlements	89	(5,092)	(104)	(4,804)	—	(10,000)
Comprehensive income from unconsolidated investment and other	—	—	—	—	1,239	1,239
Balance at June 30, 2024	13,049	$490,877	$8,568	$—	$(1,038)	$498,407
Net income (3)	—	37,824	771	—	—	38,595
Redemption of preferred units	—	(10,602)	(217)	—	—	(10,819)
Distributions to common unitholders and the general partner	—	(9,787)	(199)	—	—	(9,986)
Distributions to preferred unitholders	—	(1,573)	(32)	—	—	(1,605)
Unit-based awards amortization and vesting	—	2,519	—	—	—	2,519
Comprehensive income from unconsolidated investment and other	—	—	—	—	82	82
Balance at September 30, 2024	13,049	$509,258	$8,891	$—	$(956)	$517,193

(1)

Net income includes $2.15 million of income attributable to preferred unitholders that accumulated during the period, of which $2.11 million is allocated to the common unitholders and $0.04 million is allocated to the general partner.

(2)	Net income includes $1.44 million of income attributable to preferred unitholders that accumulated during the period, of which $1.41 million is allocated to the common unitholders and $0.03 million is allocated to the general partner.
(3)	Net income includes $0.66 million of income attributable to preferred unitholders that accumulated during the period, of which $0.64 million is allocated to the common unitholders and $0.01 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

					Accumulated
					Other	Total
	Common Unitholders		General	Warrant	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Holders	Income (Loss)	Capital
Balance at December 31, 2022	12,506	$404,799	$5,977	$47,964	$18,717	$477,457
Net income (1)	—	77,690	1,585	—	—	79,275
Redemption of preferred units	—	(15,904)	(324)	—	—	(16,228)
Distributions to common unitholders and the general partner	—	(40,082)	(818)	—	—	(40,900)
Distributions to preferred unitholders	—	(7,924)	(162)	—	—	(8,086)
Issuance of unit-based awards	129	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(1,178)	—	—	—	(1,178)
Capital contribution	—	—	142	—	—	142
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(19,583)	(19,583)
Balance at March 31, 2023	12,635	$417,401	$6,400	$47,964	$(866)	$470,899
Net income (2)	—	68,927	1,407	—	—	70,334
Redemption of preferred units	—	(27,065)	(553)	—	—	(27,618)
Distributions to common unitholders and the general partner	—	(9,476)	(193)	—	—	(9,669)
Distributions to preferred unitholders	—	(7,248)	(148)	—	—	(7,396)
Unit-based awards amortization and vesting	—	2,299	—	—	—	2,299
Comprehensive income from unconsolidated investment and other	—	—	—	—	911	911
Balance at June 30, 2023	12,635	$444,838	$6,913	$47,964	$45	$499,760
Net income (3)	—	62,569	1,277	—	—	63,846
Redemption of preferred units	—	(16,741)	(342)	—	—	(17,083)
Distributions to common unitholders and the general partner	—	(9,475)	(194)	—	—	(9,669)
Distributions to preferred unitholders	—	(4,349)	(88)	—	—	(4,437)
Unit-based awards amortization and vesting	—	2,318	—	—	—	2,318
Warrant settlement	—	(18,117)	(370)	(15,121)	—	(33,608)
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,200	2,200
Balance at September 30, 2023	12,635	$461,043	$7,196	$32,843	$2,245	$503,327

(1)

Net income includes $6.66 million of income attributable to preferred unitholders that accumulated during the period, of which $6.53 million is allocated to the common unitholders and $0.13 million is allocated to the general partner.

(2)	Net income includes $4.97 million of income attributable to preferred unitholders that accumulated during the period, of which $4.87 million is allocated to the common unitholders and $0.10 million is allocated to the general partner.
(3)	Net income includes $2.94 million of income attributable to preferred unitholders that accumulated during the period, of which $2.88 million is allocated to the common unitholders and $0.06 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the three months ended September 30, 2024 and 2023 and June 30, 2024:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended September 30, 2024
Revenues	$52,217	$—	$—	$52,217
Equity in earnings of Sisecam Wyoming	—	8,109	—	8,109
Gain on asset sales and disposals	1	—	—	1
Total revenues and other income	$52,218	$8,109	$—	$60,327
Asset impairments	$87	$—	$—	$87
Net income (loss)	$40,644	$8,085	$(10,134)	$38,595
Adjusted EBITDA (1)	$45,456	$6,296	$(5,935)	$45,817
Cash flow provided by (used in) continuing operations:
Operating activities	$53,610	$6,297	$(5,762)	$54,145
Investing activities	$674	$—	$—	$674
Financing activities	$—	$—	$(56,259)	$(56,259)
Distributable cash flow (1)	$54,284	$6,297	$(5,762)	$54,819
Free cash flow (1)	$54,283	$6,297	$(5,762)	$54,818

For the Three Months Ended September 30, 2023
Revenues	$73,112	$—	$—	$73,112
Equity in earnings of Sisecam Wyoming	—	12,401	—	12,401
Gain on asset sales and disposals	854	—	—	854
Total revenues and other income	$73,966	$12,401	$—	$86,367
Asset impairments	$63	$—	$—	$63
Net income (loss)	$61,009	$12,348	$(9,511)	$63,846
Adjusted EBITDA (1)	$65,661	$22,957	$(5,669)	$82,949
Cash flow provided by (used in) continuing operations:
Operating activities	$60,938	$22,958	$(4,954)	$78,942
Investing activities	$1,477	$—	$—	$1,477
Financing activities	$—	$—	$(72,738)	$(72,738)
Distributable cash flow (1)	$62,415	$22,958	$(4,954)	$80,419
Free cash flow (1)	$61,560	$22,958	$(4,954)	$79,564

For the Three Months Ended June 30, 2024
Revenues	$57,252	$—	$—	$57,252
Equity in earnings of Sisecam Wyoming	—	3,645	—	3,645
Gain on asset sales and disposals	4,643	—	—	4,643
Total revenues and other income	$61,895	$3,645	$—	$65,540
Asset impairments	$—	$—	$—	$—
Net income (loss)	$52,729	$3,619	$(10,284)	$46,064
Adjusted EBITDA (1)	$56,049	$7,558	$(5,931)	$57,676
Cash flow provided by (used in) continuing operations:
Operating activities	$56,234	$7,557	$(7,162)	$56,629
Investing activities	$5,302	$—	$—	$5,302
Financing activities	$—	$—	$(40,581)	$(40,581)
Distributable cash flow (1)	$61,536	$7,557	$(7,162)	$61,931
Free cash flow (1)	$56,893	$7,557	$(7,162)	$57,288

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the nine months ended September 30, 2024 and 2023:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Nine Months Ended September 30, 2024
Revenues	$180,268	$—	$—	$180,268
Equity in earnings of Sisecam Wyoming	—	17,204	—	17,204
Gain on asset sales and disposals	4,809	—	—	4,809
Total revenues and other income	$185,077	$17,204	$—	$202,281
Asset impairments	$87	$—	$—	$87
Net income (loss)	$154,017	$17,092	$(30,237)	$140,872
Adjusted EBITDA (1)	$166,798	$28,002	$(18,193)	$176,607
Cash flow provided by (used in) continuing operations:
Operating activities	$179,593	$28,002	$(25,322)	$182,273
Investing activities	$6,788	$—	$—	$6,788
Financing activities	$(1,086)	$—	$(169,064)	$(170,150)
Distributable cash flow (1)	$186,381	$28,002	$(25,322)	$189,061
Free cash flow (1)	$181,572	$28,002	$(25,322)	$184,252

For the Nine Months Ended September 30, 2023
Revenues	$217,258	$—	$—	$217,258
Equity in earnings of Sisecam Wyoming	—	58,633	—	58,633
Gain on asset sales and disposals	955	—	—	955
Total revenues and other income	$218,213	$58,633	$—	$276,846
Asset impairments	$132	$—	$—	$132
Net income (loss)	$182,400	$58,408	$(27,353)	$213,455
Adjusted EBITDA (1)	$194,987	$65,915	$(17,157)	$243,745
Cash flow provided by (used in) continuing operations:
Operating activities	$189,836	$65,901	$(22,545)	$233,192
Investing activities	$2,791	$—	$(10)	$2,781
Financing activities	$(583)	$—	$(256,070)	$(256,653)
Distributable cash flow (1)	$192,627	$65,901	$(22,555)	$235,973
Free cash flow (1)	$191,666	$65,901	$(22,555)	$235,012

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended			For the Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per ton data)	2024	2023	2024	2024	2023
Coal sales volumes (tons)
Appalachia
Northern	470	284	129	716	1,053
Central	3,507	3,429	3,456	10,677	10,390
Southern	705	741	709	1,984	2,016
Total Appalachia	4,682	4,454	4,294	13,377	13,459
Illinois Basin	1,128	2,541	1,342	4,503	5,482
Northern Powder River Basin	944	1,364	567	2,460	3,330
Gulf Coast	436	479	435	1,136	676
Total coal sales volumes	7,190	8,838	6,638	21,476	22,947

Coal royalty revenue per ton
Appalachia
Northern	$2.34	$5.54	$4.74	$2.70	$7.59
Central	6.55	8.20	7.34	7.34	8.89
Southern	9.56	11.88	10.19	10.37	12.41
Illinois Basin	1.76	3.98	2.47	2.33	3.63
Northern Powder River Basin	4.82	4.86	4.99	4.87	4.74
Gulf Coast	0.84	0.69	0.77	0.79	0.68
Combined average coal royalty revenue per ton	5.24	6.29	5.98	5.78	7.04

Coal royalty revenues
Appalachia
Northern	$1,100	$1,573	$612	$1,930	$7,991
Central	22,958	28,111	25,378	78,328	92,362
Southern	6,743	8,806	7,226	20,571	25,024
Total Appalachia	30,801	38,490	33,216	100,829	125,377
Illinois Basin	1,987	10,108	3,312	10,510	19,924
Northern Powder River Basin	4,546	6,627	2,831	11,976	15,768
Gulf Coast	366	330	336	902	461
Unadjusted coal royalty revenues	37,700	55,555	39,695	124,217	161,530
Coal royalty adjustment for minimum leases	(95)	(11)	(10)	(109)	(3)
Total coal royalty revenues	$37,605	$55,544	$39,685	$124,108	$161,527

Other revenues
Production lease minimum revenues	$437	$850	$412	$1,773	$2,025
Minimum lease straight-line revenues	4,117	4,464	4,126	12,414	13,414
Carbon neutral initiative revenues	(39)	681	2,200	4,322	2,914
Wheelage revenues	2,072	2,385	2,338	7,082	9,538
Property tax revenues	1,809	1,770	1,545	5,246	4,710
Coal overriding royalty revenues	227	827	668	2,064	1,165
Lease amendment revenues	1,071	623	712	2,485	2,322
Aggregates royalty revenues	662	736	730	2,164	2,175
Oil and gas royalty revenues	1,317	324	1,999	6,956	5,126
Other revenues	1,127	329	176	3,754	895
Total other revenues	$12,800	$12,989	$14,906	$48,260	$44,284
Royalty and other mineral rights	$50,405	$68,533	$54,591	$172,368	$205,811
Transportation and processing services revenues	1,812	4,579	2,661	7,900	11,447
Gain on asset sales and disposals	1	854	4,643	4,809	955
Total Mineral Rights segment revenues and other income	$52,218	$73,966	$61,895	$185,077	$218,213

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended September 30, 2024
Net income (loss)	$40,644	$8,085	$(10,134)	$38,595
Less: equity earnings from unconsolidated investment	—	(8,109)	—	(8,109)
Add: total distributions from unconsolidated investment	—	6,320	—	6,320
Add: interest expense, net	—	—	4,194	4,194
Add: depreciation, depletion and amortization	4,725	—	5	4,730
Add: asset impairments	87	—	—	87
Adjusted EBITDA	$45,456	$6,296	$(5,935)	$45,817

For the Three Months Ended September 30, 2023
Net income (loss)	$61,009	$12,348	$(9,511)	$63,846
Less: equity earnings from unconsolidated investment	—	(12,401)	—	(12,401)
Add: total distributions from unconsolidated investment	—	23,010	—	23,010
Add: interest expense, net	—	—	3,837	3,837
Add: depreciation, depletion and amortization	4,589	—	5	4,594
Add: asset impairments	63	—	—	63
Adjusted EBITDA	$65,661	$22,957	$(5,669)	$82,949

For the Three Months Ended June 30, 2024
Net income (loss)	$52,729	$3,619	$(10,284)	$46,064
Less: equity earnings from unconsolidated investment	—	(3,645)	—	(3,645)
Add: total distributions from unconsolidated investment	—	7,584	—	7,584
Add: interest expense, net	—	—	4,349	4,349
Add: depreciation, depletion and amortization	3,320	—	4	3,324
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$56,049	$7,558	$(5,931)	$57,676

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Nine Months Ended September 30, 2024
Net income (loss)	$154,017	$17,092	$(30,237)	$140,872
Less: equity earnings from unconsolidated investment	—	(17,204)	—	(17,204)
Add: total distributions from unconsolidated investment	—	28,114	—	28,114
Add: interest expense, net	—	—	12,030	12,030
Add: depreciation, depletion and amortization	12,694	—	14	12,708
Add: asset impairments	87	—	—	87
Adjusted EBITDA	$166,798	$28,002	$(18,193)	$176,607

For the Nine Months Ended September 30, 2023
Net income (loss)	$182,400	$58,408	$(27,353)	$213,455
Less: equity earnings from unconsolidated investment	—	(58,633)	—	(58,633)
Add: total distributions from unconsolidated investment	—	66,140	—	66,140
Add: interest expense, net	—	—	10,182	10,182
Add: depreciation, depletion and amortization	12,455	—	14	12,469
Add: asset impairments	132	—	—	132
Adjusted EBITDA	$194,987	$65,915	$(17,157)	$243,745

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended September 30, 2024
Net cash provided by (used in) operating activities	$53,610	$6,297	$(5,762)	$54,145
Add: proceeds from asset sales and disposals	1	—	—	1
Add: return of long-term contract receivable	673	—	—	673
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$54,284	$6,297	$(5,762)	$54,819
Less: proceeds from asset sales and disposals	(1)	—	—	(1)
Free cash flow	$54,283	$6,297	$(5,762)	$54,818

Net cash provided by investing activities	$674	$—	$—	$674
Net cash used in financing activities	$—	$—	$(56,259)	$(56,259)

For the Three Months Ended September 30, 2023
Net cash provided by (used in) operating activities	$60,938	$22,958	$(4,954)	$78,942
Add: proceeds from asset sales and disposals	855	—	—	855
Add: return of long-term contract receivable	622	—	—	622
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$62,415	$22,958	$(4,954)	$80,419
Less: proceeds from asset sales and disposals	(855)	—	—	(855)
Free cash flow	$61,560	$22,958	$(4,954)	$79,564

Net cash provided by investing activities	$1,477	$—	$—	$1,477
Net cash used in financing activities	$—	$—	$(72,738)	$(72,738)

For the Three Months Ended June 30, 2024
Net cash provided by (used in) operating activities	$56,234	$7,557	$(7,162)	$56,629
Add: proceeds from asset sales and disposals	4,643	—	—	4,643
Add: return of long-term contract receivable	659	—	—	659
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$61,536	$7,557	$(7,162)	$61,931
Less: proceeds from asset sales and disposals	(4,643)	—	—	(4,643)
Free cash flow	$56,893	$7,557	$(7,162)	$57,288

Net cash provided by investing activities	$5,302	$—	$—	$5,302
Net cash used in financing activities	$—	$—	$(40,581)	$(40,581)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Nine Months Ended September 30, 2024
Net cash provided by (used in) operating activities	$179,593	$28,002	$(25,322)	$182,273
Add: proceeds from asset sales and disposals	4,809	—	—	4,809
Add: return of long-term contract receivable	1,979	—	—	1,979
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$186,381	$28,002	$(25,322)	$189,061
Less: proceeds from asset sales and disposals	(4,809)	—	—	(4,809)
Free cash flow	$181,572	$28,002	$(25,322)	$184,252

Net cash provided by investing activities	$6,788	$—	$—	$6,788
Net cash used in financing activities	$(1,086)	$—	$(169,064)	$(170,150)

For the Nine Months Ended September 30, 2023
Net cash provided by (used in) operating activities	$189,836	$65,901	$(22,545)	$233,192
Add: proceeds from asset sales and disposals	961	—	—	961
Add: return of long-term contract receivable	1,830	—	—	1,830
Less: maintenance capital expenditures	—	—	(10)	(10)
Distributable cash flow	$192,627	$65,901	$(22,555)	$235,973
Less: proceeds from asset sales and disposals	(961)	—	—	(961)
Free cash flow	$191,666	$65,901	$(22,555)	$235,012

Net cash provided by (used in) investing activities	$2,791	$—	$(10)	$2,781
Net cash used in financing activities	$(583)	$—	$(256,070)	$(256,653)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Last Twelve Months (LTM) Free Cash Flow

	For the Three Months Ended
(In thousands)	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	Last 12 Months
Net cash provided by operating activities	$77,786	$71,499	$56,629	$54,145	$260,059
Add: proceeds from asset sales and disposals	2,002	165	4,643	1	6,811
Add: return of long-term contract receivable	633	647	659	673	2,612
Distributable cash flow	$80,421	$72,311	$61,931	$54,819	$269,482
Less: proceeds from asset sales and disposals	(2,002)	(165)	(4,643)	(1)	(6,811)
Free cash flow	$78,419	$72,146	$57,288	$54,818	$262,671

Leverage Ratio

	For the Three Months Ended
(In thousands)	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	Last 12 Months
Net income	$64,980	$56,213	$46,064	$38,595	$205,852
Less: equity earnings from unconsolidated investment	(14,764)	(5,450)	(3,645)	(8,109)	(31,968)
Add: total distributions from unconsolidated investment	15,338	14,210	7,584	6,320	43,452
Add: interest expense, net	3,921	3,487	4,349	4,194	15,951
Add: depreciation, depletion and amortization	6,020	4,654	3,324	4,730	18,728
Add: asset impairments	424	—	—	87	511
Adjusted EBITDA	$75,919	$73,114	$57,676	$45,817	$252,526

Debt—at September 30, 2024					$197,678

Leverage Ratio					0.8 x

	For the Three Months Ended
(In thousands)	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	Last 12 Months
Net income	$63,218	$79,275	$70,334	$63,846	$276,673
Less: equity earnings from unconsolidated investment	(15,759)	(19,254)	(26,978)	(12,401)	(74,392)
Add: total distributions from unconsolidated investment	10,780	10,780	32,350	23,010	76,920
Add: interest expense, net	3,638	2,853	3,492	3,837	13,820
Add: loss on extinguishment of debt	3,933	—	—	—	3,933
Add: depreciation, depletion and amortization	5,954	4,083	3,792	4,594	18,423
Add: asset impairments	3,583	—	69	63	3,715
Adjusted EBITDA	$75,347	$77,737	$83,059	$82,949	$319,092

Debt—at September 30, 2023					$208,059

Leverage Ratio					0.7 x

-end-